Exhibit 99.1

Sterling Financial Corporation of Spokane, Wash., Announces Participation in Extended Transaction Account Guarantee Program

FDIC Extends TAG Program Through Dec. 31, 2010

SPOKANE, Wash.--(BUSINESS WIRE)--April 14, 2010--Sterling Financial Corporation (NASDAQ:STSA), bank holding company of Sterling Savings Bank and Golf Savings Bank, today announced its continued participation in the Federal Deposit Insurance Corporation's (FDIC’s) voluntary Transaction Account Guarantee (TAG) program through Dec. 31, 2010. Under this program, non-interest bearing transaction accounts and qualified NOW checking accounts are fully guaranteed by the FDIC for an unlimited amount of coverage. The coverage under the TAG program is in addition to, and separate from, the coverage available under the FDIC’s general deposit insurance protection.

"We continue to participate in the TAG program because of its benefits to our customers. TAG enables Sterling to provide unlimited FDIC insurance coverage on eligible checking accounts to individuals, businesses and public entities," said Greg Seibly, president and chief executive officer.

On April 13, 2010, the FDIC extended the term of the voluntary TAG program by 6 months to Dec. 31, 2010.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a commercial bank, and Golf Savings Bank, a savings bank focused on single-family mortgage originations. Both banks are state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of March 31, 2010, Sterling Financial Corporation had assets of $10.56 billion and operated 178 depository branches throughout Washington, Oregon, Idaho, Montana and California. For more information, visit Sterling's website at www.sterlingfinancialcorporation-spokane.com.

CONTACT:
Investor Contacts:
Sterling Financial Corporation
EVP/Chief Financial Officer
Daniel G. Byrne, 509-458-3711
or
Sterling Financial Corporation
EVP/Investor & Corporate Relations
David Brukardt, 509-863-5423
or
Media Contact:
Sterling Financial Corporation
VP/Communications and Public Affairs Director
Cara Coon, 509-626-5348